UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2020

 COCA-COLA CONSOLIDATED, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza Charlotte, NC		28211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 557-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	COKE	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(b) On December 1, 2020, the Board of Directors (the “Board”) of Coca-Cola Consolidated, Inc. (the “Company”) approved a resolution changing the Company’s fiscal year from a 52/53-week fiscal year, generally ending on the Sunday closest to December 31 of each year, to a calendar year. The change in the Company’s fiscal year was made primarily to align the Company’s financial reporting calendar with the financial reporting calendars of certain of the Company’s key stakeholders and business partners who employ a fiscal year commencing on January 1 and ending on December 31 of each year.

The fiscal year change is effective beginning with the Company’s 2020 fiscal year, which will now end on December 31, 2020. The Company’s Annual Report on Form 10-K for fiscal 2020 will cover the period from December 30, 2019 to December 31, 2020. Prior to Board approval of this change, the Sunday closest to December 31, 2020 would have resulted in a 53-week fiscal year that would have ended on January 3, 2021. The Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2021 will now cover the period from January 1, 2021 to April 2, 2021. The Company will not be required to file a transition report because this change is not deemed a change in fiscal year for purposes of reporting subject to Rule 13a-10 or Rule 15d-10 of the Securities Exchange Act of 1934, as amended, as the new fiscal year commences within seven days of the prior fiscal year-end and the new fiscal year commences with the end of the prior fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA CONSOLIDATED, INC.

Date: December 4, 2020	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III Executive Vice President, General Counsel and Secretary